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                                                                      EXHIBIT 13





                             GLOBAL INVESTMENT PORTFOLIO
                             LETTER OF INVESTMENT INTENT



     To the Board of Trustees of Global Investment Portfolio:

              The undersigned (the "Purchaser") hereby subscribes to purchase a beneficial interest ("Interest") of Global Financial Services Portfolio in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of One Hundred Thousand Dollars ($100,000.00).

              The Purchaser agrees that the Interest is being purchased for investment with no present intention of reselling or redeeming said Interest.

              Dated and effective this 15th day of April, 1994


                                       GLOBAL FINANCIAL SERVICES PORTFOLIO

                                       /s/ David A. Minella
                                       ------------------------------
                                       By: David A. Minella,
                                       President
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